UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 2, 2007

Mobius Management Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 0-24077

Delaware	13-3078745
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

120 Old Post Road, Rye, New York 10580
(Address of Principal Executive Offices)
(Zip Code)

(914) 921-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Joseph J. Albracht, a director and co-founder of Mobius Management Systems, Inc. (the “Company”), adopted a pre-arranged stock trading plan to sell up to 352,500 shares of the Company’s common stock in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The trading plan became effective on December 15, 2006 and will terminate on December 28, 2007. Sales may not begin under the trading plan until February 5, 2007. Sales will occur from time to time in a systematic manner in accordance with the trading plan. The previous trading plan that Mr. Albracht entered into on December 14, 2004 terminated on December 29, 2005.

Written pre-arranged stock trading plans adopted in accordance with Rule 10b5-1(c) of the Exchange Act permit corporate insiders to buy and sell a specified number of their company’s stock at future dates in accordance with the plan schedule. These plans permit insiders to change their investment portfolio gradually, thereby minimizing the market effects of stock sales by spreading sales out over an extended period of time. An insider may only enter into such a plan while he or she is not in possession of any material, nonpublic information. Once a plan is established, the insider does not retain or exercise any discretion over sales of stock under the plan, and the preplanned trades can be executed at later dates as set forth in the plan, without regard to any subsequent material nonpublic information that the insider might receive.

Mr. Albracht has informed the Company that he will publicly report any stock sales made under the trading plan as required by the securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 2, 2007

                                                    MOBIUS MANAGEMENT SYSTEMS, INC.

                                                     By:/s/ Raymond F. Kunzmann
                                   Raymond F. Kunzmann
                                   Chief Financial Officer (Principal
                                   Financial and Accounting Officer)